                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Vintage Petroleum Inc.

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 14, 1995, on the financial statements of CADIPSA S.A. included in VINTAGE PETROLEUM INC.'s Form 8-K/A1 filed on September 18, 1995, and to all references to our Firm included in this registration statement.

                                                    DELOITTE & TOUCHE
                                                    Esteban P. Villar
                                                    Partner

Buenos Aires, Argentina
 January 9, 1997